Exhibit 10.1

October 20, 2016
Citibank, N.A.
1615 Brett Road, Building #3
New Castle, Delaware 19720
Account No.: 40784524
Ref: The Hershey Company
ABA# 021000089

Dear Sirs,

Reference is hereby made to the 364 Day Credit Agreement (the “Credit Agreement”), entered into on June 16, 2016, by and between The Hershey Company (“Hershey”) and Citibank, N.A., as lender and administrative agent (“Agent”). Capitalized terms used but not defined in this letter have the meaning given to such terms in the Credit Agreement.

Pursuant to Section 2.05(a) of the Credit Agreement, Hershey hereby notifies you, in your capacity as Agent, that it desires to terminate in whole the unused portions of the respective Commitments of the Lenders. Since the entire $500 million Commitment is currently unused, this will have the effect of terminating the Credit Agreement, effective October 24, 2016.

Please acknowledge your receipt of this letter agreement and your agreement to the terms set forth herein, including, without limitation, the termination date identified above, by signing and returning the enclosed copy to The Hershey Company, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810, Attention: Treasury Department

Sincerely,

The Hershey Company

/s/ Bjork Hupfeld
Bjork Hupfeld
Treasurer

Acknowledged and Agreed:

Citibank, N.A.

/s/ Robert Kane	Date:	October 21, 2016
By: Robert Kane
Its: Vice President